UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 4, 2006

(Date of earliest event reported) (December 1, 2006)

Multimedia Games, Inc.

(Exact name of Registrant as Specified in its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 1, 2006, the Alabama Supreme Court issued an opinion in the case of Barber v. Jefferson County Racing Association, Inc., Docket No. 1050857 (Ala., Dec. 1, 2006), reversing and rendering judgment in favor of District Attorney Barber (the “Alabama Supreme Court Opinion”). This Current Report on Form 8-K provides background information regarding the Alabama Supreme Court Opinion, discusses the terms of the Alabama Supreme Court Opinion and describes Multimedia Games, Inc.’s (the “Company”) expectations regarding the Alabama Supreme Court Opinion’s impact on the Company’s sweepstakes systems in Alabama.

The gaming markets the Company serves are heavily regulated, and the Company has previously disclosed the risks to the Company and its operations of regulatory enforcement actions against its customers, equipment, and systems, including through disclosures contained in the “Certain Risks” and “Risk Factors” sections in the Company’s filings with the Securities and Exchange Commission.

Background

The Company, through its wholly-owned subsidiary, Innovative Sweepstakes Systems, Inc. (“Innovative”), leased to the Jefferson County Racing Association, Inc. d/b/a the Birmingham Race Course (“Jefferson Country Racing Association”) a promotional sweepstakes system (the “Quincy’s Sweepstakes System”) for operation at the Birmingham Race Course in Birmingham, Alabama (the “Birmingham Race Course”). The Quincy’s Sweepstakes System became operational at the Birmingham Race Course on December 15, 2005.

Prior to deploying the Quincy’s Sweepstakes System at the Birmingham Race Course, the Company, consistent with its general practice, obtained and relied upon independent legal opinions analyzing Alabama law as applied to the Quincy’s Sweepstakes System. The Company, in part based on these legal opinions, believed, at the time the Quincy’s Sweepstakes System was deployed at the Birmingham Race Course, that the Quincy’s Sweepstakes System was in compliance with Alabama law.

After the Quincy’s Sweepstakes System became operational, an Alabama judge issued a search warrant for the Jefferson County Sheriff to seize evidence at the Birmingham Race Course to prove that the Quincy’s Sweepstakes System was operating in an unlawful manner. The Jefferson County Sheriff served the warrant on December 22, 2005. The search resulted in the removal of a substantial number of the Company’s computer servers and sweepstakes video readers from the Birmingham Race Course.

On December 22, 2005, the Circuit Court in Jefferson County, Alabama (the “Alabama Circuit Court”) issued a preliminary injunction preventing the Jefferson County Sheriff from removing additional computer servers, sweepstakes video readers and other property and ordering that the parties take no further action to seize equipment or property or operate the Quincy’s Sweepstakes System until a hearing scheduled for January 3, 2006.

On December 29, 2005, Innovative filed a motion to intervene in the case. The Alabama Circuit Court allowed the intervention and aligned Innovative with the plaintiff, the Jefferson Country Racing Association.

On January 4, 2006, the Alabama Circuit Court issued an order in the case of Jefferson County Racing Association, Inc. v. Hale, Civil Action No. CV 2005-07684, granting the Jefferson Country Racing Association’s and Innovative’s motions that, (a) commencing on January 5, 2006, the law enforcement officials return all equipment, information, and information media seized from the Birmingham Race Course on December 22, 2005, and (b) the Jefferson Country Racing Association and Innovative could begin immediate repairs and reinstallation of the equipment at the Birmingham Race Course. The January 4, 2006 opinion of the Alabama Circuit Court temporarily prohibited operation of the Quincy’s Sweepstakes System at the Birmingham Race Course without further order of the court.

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The parties subsequently filed briefs, and a hearing was held before the Alabama Circuit Court. On January 31, 2006, the Alabama Circuit Court issued a Declaratory Judgment and Injunction, setting forth the court’s findings of fact and ruled that the Quincy’s Sweepstakes System was a lawful sweepstakes promotion; that the Jefferson County Sheriff was permanently enjoined from further actions against the operation of the Quincy’s Sweepstakes System at the Birmingham Race Course, provided the Jefferson County Racing Association and Innovative would operate the sweepstakes as represented to the court; and that the Jefferson County Sheriff was to return to the Birmingham Race Course all money seized during the raid, as well as any remaining papers, records, equipment, or property seized but not previously returned.

At the request of the Birmingham Race Course, Innovative reactivated the Quincy’s Sweepstakes System on February 16, 2006. The District Attorney for Jefferson County, Alabama (the “District Attorney”) subsequently appealed the order of the Alabama Circuit Court to the Alabama Supreme Court.

Following the reactivation of the Quincy’s Sweepstakes System at the Birmingham Race Course, other sweepstakes began operating at locations throughout Alabama using systems provided by parties other than the Company. The Company believes that the proliferation of these other sweepstakes operations has contributed to the inability of the Quincy’s Sweepstakes System to reach the levels of profitability the Company projected for the system.

Alabama Supreme Court Opinion

On December 1, 2006, the Alabama Supreme Court entered an opinion reversing the judgment of the Alabama Circuit Court and rendering a decision in favor of the District Attorney. The Alabama Supreme Court held that the Alabama Circuit Court erred in focusing on the function of the operating components of the Quincy’s Sweepstakes System in isolation rather than as an integrated whole. When integrated, the Alabama Supreme Court held, the system was a slot machine, the possession of which is illegal under Alabama law. The Birmingham Race Course and Innovative also had argued that the gambling statutes were unconstitutionally vague as applied to the facts of the case because they did not provide sufficient notice of the activities prohibited by law. The Alabama Circuit Court did not decide this question. The Alabama Supreme Court held that the statutory definition of gambling was not vague and was constitutional.

The Alabama Supreme Court Opinion will not become a final, enforceable judgment until certain procedural time periods have elapsed, including a period of fourteen days for the filing of an application for rehearing. At present, the Company and its legal counsel are analyzing the Alabama Supreme Court Opinion and the Company’s alternatives as a result of the ruling.

The Company believes that the Quincy’s Sweepstakes System was legal, as was determined by the Alabama Circuit Court. Although the Company disagrees with the Alabama Supreme Court Opinion, if the Alabama Supreme Court Opinion becomes final, the Company intends to take all actions necessary to comply with the Alabama Supreme Court Opinion.

Even if the Alabama Supreme Court Opinion does not become final until after December 31, 2006, the Company anticipates that the Company would record in the quarter ending December 31, 2006 a charge of approximately $130,000 for the unamortized balance of capitalized installation costs and software. The Company expects that it will be able to place the game cabinets, computer servers, point of sale units, and certain other equipment from the Birmingham Race Course in other jurisdictions as part of future deployments by the Company of its systems in other markets. Regardless of the outcome in Alabama, the Company plans to pursue venues in which the core technology of the Company’s nontraditional gaming systems, like the Quincy’s Sweepstakes System, can be utilized to legally operate sweepstakes, promotion, or amusement with prize activities.

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This Current Report on Form 8-K contains forward-looking statements about the Company that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “expect,” “plan,” “anticipate,” “believe,” and words of a similar nature that convey future meaning. Examples of such forward-looking statements in this Current Report of Form 8-K include those statements regarding (i) the Company’s expectation that it will be able to place the game cabinets, computer servers, point of sale units, and other equipment from the Birmingham Race Course in other jurisdictions, (ii) the Company’s plan to pursue other venues in which to operate the Quincy Sweepstakes System and other similar Company systems and (iii) the timing, amount, and nature of the financial charge the Company anticipates it will record in connection with the discontinuation of the Quincy’s Sweepstakes System at the Birmingham Race Course. Future events involve risks and uncertainties that may cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: (i) the risk that the Company is not able to place the game cabinets, computer servers, point of sale units, and other equipment from the Birmingham Race Course in other jurisdictions, whether as a result of a lack of customer demand for the equipment, regulations in jurisdictions preventing the use of the equipment, technical and integration hurdles, or further actions of the Jefferson County Sheriff to seize the equipment and (ii) the risk that the timing, amount or nature of the actual financial charge to the Company as a result of the discontinuation of the Quincy’s Sweepstakes System at the Birmingham Race Course differs from the Company’s current expectation. Other important risks and uncertainties that may affect the Company’s business are detailed from time to time in the “Certain Risks” and “Risk Factors” sections and elsewhere in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update information in this filing, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: December 4, 2006	By:	/s/ Clifton E. Lind
Clifton E. Lind
Chief Executive Officer
(Principal Executive Officer)

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